 Exhibit 99.1

NEWS RELEASE

NOVAGOLD ANNOUNCES APPOINTMENT OF PROJECT DIRECTOR TO LEAD ADVANCEMENT OF THE DONLIN GOLD PROJECT

January 13, 2026 – Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (“NOVAGOLD” or the “Company”) (NYSE American, TSX: NG) is pleased to announce the appointment of Frank Arcese as Project Director to Donlin Gold LLC (“Donlin Gold”), bringing more than four decades of global project leadership to Donlin Gold. This hiring further strengthens the team as we prepare to launch the work on the Bankable Feasibility Study (BFS) and progress the project toward development.

Mr. Arcese has deep experience in the execution of large-scale mining capital projects in both the U.S. and international jurisdictions. Most recently, he served as Capital Projects Business Leader for North American mining operations at WSP Global Inc., an Engineering, Procurement, and Construction Management (EPCM) firm. Prior to that, he acted as Project Director on multiple large mining and power plant projects for Rio Tinto across the U.S., Mongolia, and Argentina, and brings extensive expertise in managing projects in remote environments.

His expertise spans feasibility planning, project execution strategy, risk management, and building high-performance technical and project management teams capable of delivering world-class mining assets responsibly and efficiently. Select credentials of successful projects include Teck Resource’s original Quebrada Blanca in Chile, BHP’s Escondida Phase 3 and SX-EW Plant in Chile, and recently Rio Tinto’s Rincon 3000 Lithium Project in Argentina where Mr. Arcese set-up the project.

“I am thrilled to have joined Donlin Gold at such a pivotal moment,” said Mr. Arcese. “Donlin is one of the most outstanding development-stage gold deposits in the world, and I feel privileged to contribute to the decades of diligent work that have set the stage for what has the potential to become the largest single gold mine in the U.S. As we advance toward a BFS, my focus will be on ensuring the technical rigor, collaboration, and disciplined planning required to position the project for a future construction decision. Alaska is a truly wonderful place to be a miner, and I am excited to start working closely with our partners, stakeholders, and local communities.”

“We are delighted to welcome Frank as we continue to advance Donlin Gold toward development,” said Greg Lang, President and CEO of NOVAGOLD. “His exceptional track record in delivering major mining projects safely, on time and on budget, combined with his proven expertise in complex engineering projects and environments, will be invaluable as we strengthen Donlin Gold’s execution capabilities. With the winds now at our backs, his hiring marks an important internal milestone for Donlin Gold as we continue to build on the team to help ensure full preparedness for the next steps ahead.”

In his new role, Mr. Arcese will oversee project planning, project execution strategy, project organizational readiness, and project alignment with NOVAGOLD’s long-term objectives for Donlin Gold.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the development of the Donlin Gold project, which is owned 60% by NOVAGOLD and 40% by Paulson Advisers LLC (“Paulson”), located in Alaska, one of the safest mining jurisdictions in the world1. With approximately 39 million ounces of gold in the Measured and Indicated Mineral Resource categories (541 million tonnes at an average grade of approximately 2.24 grams per tonne, on a 100% basis)2, inclusive of Proven and Probable Mineral Reserves, the Donlin Gold project is regarded to be one of the largest, highest-grade, and most prospective known open-pit gold deposits in the world. According to the 2021 Technical Report and the S-K 1300 Technical Report Summary, the Donlin Gold project is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis once in production, with 1.4 million ounces annually in the first decade.

1 Per Fraser Institutes 2024 Annual Survey of Mining Companies, Alaska ranks 3rd globally on the Investment Attractiveness index.

2 Donlin Gold data as per report titled “NI 43-101 Technical Report on the Donlin Gold Project, Alaska, USA” with an effective date of June 1, 2021 (the “2021 Technical Report”) and the report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” (the “S-K 1300 Technical Report Summary”) dated November 30, 2021.

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About Paulson

Paulson is a private global investment management advisory firm based in Palm Beach, Florida. Through its affiliates, Paulson owns 100% of Donlin Gold Holdings, which owns a 40% stake in Donlin Gold. Paulson, together with NOVAGOLD, owns 100% of Donlin Gold and shares equal voting and operating control with NOVAGOLD through its operating agreement.

NOVAGOLD Contacts:

Mélanie Hennessey

Vice President, Corporate Communications

Frank Gagnon

Manager, Investor Relations

604-669-6227 or 1-866-669-6227

info@novagold.com

www.novagold.com

Cautionary Note Regarding Forward-Looking Statements

This media release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements are frequently, but not always, identified by words such as “expects”, “continue”, “ongoing”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, “would” or “should” occur or be achieved. Forward-looking statements contained in this media release are based on a number of material assumptions, including but not limited to the following, which could prove to be significantly incorrect: our ability to achieve production at Donlin Gold; the cost estimates and assumptions contained in the 2021 Technical Report and the S-K 1300 Technical Report Summary; estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates; our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable; assumptions that all necessary permits and governmental approvals will be obtained and the timing of such approvals; assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits; our expectations regarding demand for equipment, skilled labor and services needed for exploration and development of mineral properties; our ability to improve our ESG initiatives and goals; and that our activities will not be adversely disrupted or impeded by development, operating or regulatory risks. Forward-looking statements are necessarily based on several opinions, estimates and assumptions that management of NOVAGOLD considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, included herein are forward-looking statements. These forward-looking statements include statements regarding the anticipated benefits of recent management appointment;; anticipated plans for and the estimated timing of the BFS; our goals and planned activities for 2026; the potential development and construction of the Donlin Gold project; the timing and ability for the Donlin Gold project to hit critical milestones; Donlin Gold’s continued support for the state and federal permitting process; the ability for the Donlin Gold development project to hit the anticipated projections; perceived merit of properties; mineral reserve and mineral resource estimates; plans to continue to advance the Donlin Gold project safely, responsibly and to sustainably generate value for our stakeholders; continued cooperation between the owners of Donlin Gold to advance the project; the Company’s ability to deliver on its strategy with the Donlin Gold project, increasing the value of the project; the success of the strategic mine plan for the Donlin Gold project; the success of the Donlin Gold community relations plan; the anticipated outcome of exploration drilling at the Donlin Gold project and the timing thereof; and the completion of test work and modeling and the timing thereof, including expected production and mine life. In addition, any statement that refers to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements.

Donlin Gold possesses Measured Resources of approximately 8 Mt grading 2.52 g/t and Indicated Resources of approximately 534 Mt grading 2.24 g/t, each on a 100% basis and inclusive of Mineral Reserves, of which approximately 5 Mt of Measured Resources and approximately 320 Mt of Indicated Resources inclusive of Reserves is currently attributable to NOVAGOLD through its 60% ownership interest in Donlin Gold LLC. Exclusive of Mineral Reserves, Donlin Gold possesses Measured Resources of approximately 0.9 Mt grading 2.23 g/t and Indicated Resources of approximately 69 Mt grading 2.44 g/t, of which approximately 0.5 Mt of Measured Resources and approximately 42 Mt of Indicated Resources exclusive of Mineral Reserves is currently attributable to NOVAGOLD. Donlin Gold possesses Proven Reserves of approximately 8 Mt grading 2.32 g/t and Probable Reserves of approximately 497 Mt grading 2.08 g/t, each on a 100% basis, of which approximately 5 Mt of Proven Reserves and approximately 298 Mt of Probable Reserves is attributable to NOVAGOLD. Mineral Reserves and Resources have been estimated in accordance with NI 43-101 and S-K 1300.

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Forward-looking statements are not historical facts but instead represent the expectations of NOVAGOLD management’s estimates and projections regarding future events or circumstances on the date the statements are made. Important factors that could cause actual results to differ materially from expectations include the need to obtain additional permits and governmental approvals; the timing and likelihood of obtaining and maintaining permits necessary to construct and operate; the need for additional financing to complete an updated feasibility study and to explore and develop properties; availability of financing in the debt and capital markets; disease pandemics; uncertainties involved in the interpretation of drill results and geological tests and the estimation of reserves and resources; changes in mineral production performance, exploitation and exploration successes; changes in national and local government legislation, taxation, controls or regulations and/or changes in the administration of laws, policies and practices, expropriation or nationalization of property and political or economic developments in the United States or Canada; the need for continued cooperation between the owners of Donlin Gold LLC to advance the project; the need for cooperation of government agencies and Native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; whether or when a positive construction decision will be made regarding the Donlin Gold project; and other risks and uncertainties disclosed in NOVAGOLD’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports and other documents filed by NOVAGOLD with applicable securities regulatory authorities from time to time. Copies of these filings may be obtained by visiting NOVAGOLD’s website at www.novagold.com, or the SEC’s website at www.sec.gov, or on SEDAR+ at www.sedarplus.ca. The forward-looking statements contained herein reflect the beliefs, opinions and projections of NOVAGOLD on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

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